SUB-ITEM 77Q2


Section 16(a) Beneficial Ownership Reporting Compliance

To the Registrant's knowledge, based solely upon a review of the Forms 3, 4, and 5 furnished to the Registrant during or with respect to its fiscal year ended November 30, 2014:
a Form 3 has not been timely filed by Karpus Management, Inc. ("Karpus") or SIT Investment Associates Inc. ("SIT");
and Form 4s have not been timely filed by Karpus or SIT for any purchases of additional shares of the Registrant made after each became a 10 percent owner.